The Investment Company of America
June 30, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$468,906
Class B	$443
Class C	$7,417
Class F-1	$17,334
Class F-2	$23,684
Total	$517,784
Class 529-A	$17,430
Class 529-B	$60
Class 529-C	$1,979
Class 529-E	$538
Class 529-F-1	$583
Class R-1	$374
Class R-2	$2,852
Class R-2E	$38
Class R-3	$5,850
Class R-4	$8,114
Class R-5	$7,484
Class R-5E*	$-
Class R-6	$52,855
Total	$98,157
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2900
Class B	$0.1372
Class C	$0.1549
Class F-1	$0.2719
Class F-2	$0.3223
Class 529-A	$0.2727
Class 529-B	$0.1160
Class 529-C	$0.1444
Class 529-E	$0.2326
Class 529-F-1	$0.3100
Class R-1	$0.1549
Class R-2	$0.1553
Class R-2E	$0.2218
Class R-3	$0.2271
Class R-4	$0.2793
Class R-5	$0.3303
Class R-5E	$0.3007
Class R-6	$0.3383
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,614,058
Class B	2,702
Class C	47,828
Class F-1	53,119
Class F-2	90,210
Total	1,807,917
Class 529-A	63,861
Class 529-B	448
Class 529-C	13,968
Class 529-E	2,318
Class 529-F-1	1,877
Class R-1	2,381
Class R-2	18,108
Class R-2E	211
Class R-3	25,833
Class R-4	28,923
Class R-5	19,720
Class R-5E*	-
Class R-6	165,623
Total	343,271
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$35.45
Class B	$35.39
Class C	$35.13
Class F-1	$35.37
Class F-2	$35.44
Class 529-A	$35.37
Class 529-B	$35.41
Class 529-C	$35.26
Class 529-E	$35.28
Class 529-F-1	$35.34
Class R-1	$35.21
Class R-2	$35.25
Class R-2E	$35.39
Class R-3	$35.34
Class R-4	$35.37
Class R-5	$35.44
Class R-5E	$35.43
Class R-6	$35.44
*Amount less than one thousand.